Exhibit 99.1

CABOT MICROELECTRONICS AND MARKETECH INTERNATIONAL CORPORATION ANNOUNCE MODIFICATION OF DISTRIBUTION AGREEMENT

AURORA, Illinois - August 31, 2005 - Cabot Microelectronics Corporation (NASDAQ: CCMP) and Marketech International Corporation (TAIEX:6196) announced today the modification of their distribution agreement. Under the revised agreement, which is effective as of today, Cabot Microelectronics will sell its products directly to customers in Taiwan, and not through any other party, as of April 1, 2006. Marketech will continue to distribute Cabot Microelectronics’ products in China. The parties intend for Marketech to also continue to be Cabot Microelectronics’ provider of logistics and support services to customers of Cabot Microelectronics in Taiwan.

"We have had a long and successful relationship with Marketech International Corporation, and we look forward to continuing our partnership with them in many significant areas," said William P. Noglows, chairman and chief executive officer of Cabot Microelectronics. "In furtherance of one of our key strategies of getting closer to our customers, we have decided to sell our products directly in Taiwan, where several of our most important customers are located. This strategy, which we have developed over time and which we already have successfully implemented in other parts of the world, will allow us to further strengthen our solid relationships with our customers and directly bring to them the full capabilities of our organization. We will be working with Marketech over the next seven months to position our organization to provide seamless transition and support to our customers. Also, as a continuation of our fruitful collaboration with Marketech, we are enthusiastic about working together such that they continue to provide valuable logistics and other services in support of our customers in Taiwan. In addition, Marketech will continue to serve as our distributor in China, a growing area of strategic importance to our customers and Cabot Microelectronics."

"We value our relationship with Cabot Microelectronics and will work closely with the company to ensure the highest level of customer satisfaction during this transition," said Margaret Kao, chairman and chief executive officer of Marketech International Corporation. “We look forward to building on the strong base that we have formed with Cabot Microelectronics and to the next phase of our relationship in supporting them and customers who are the foundation to the success of our organizations.”

Cabot Microelectronics currently anticipates that during the transition period from Marketech distributing its products to the company beginning to sell directly to its customers in Taiwan, revenue in Cabot Microelectronics’ second fiscal quarter of 2006 is likely to be reduced by approximately twelve million dollars ($12 million) due to the expected corresponding inventory reduction by Marketech during such period. Cabot Microelectronics intends to provide more information regarding its transition to selling directly to its customers in Taiwan at its next regularly scheduled quarterly conference call on October 27, 2005.

About Cabot Microelectronics Corporation
Cabot Microelectronics, headquartered in Aurora, Ill., is the leading supplier of CMP slurries for polishing various materials used in semiconductor manufacturing processes. The company's products play a critical role in its customers' manufacturing processes, enabling the manufacture of smaller, faster and more complex devices. Cabot Microelectronics is traded on Nasdaq under the symbol CCMP. For more information on Cabot Microelectronics, visit our website www.cabotcmp.com or call (630) 499-2600.

About Marketech International Corporation
Marketech International Corp. is a professional technology service provider dedicated to advanced process equipment and raw materials support service, total solution of facility integration and customized equipment manufacturing. Marketech fully supports the development of the semiconductor and LCD industries within the Asia-Pacific territory. Marketech provides various services to satisfy the demand of process equipment, raw material and total turnkey solutions, in addition to industrial safety and environmental protection solutions. With headquarters in Taipei, Taiwan, Marketech has global offices in China, Singapore, Japan and Korea. For more information, visit Marketech’s website at www. micb2b.com.

Safe Harbor Statement

This news release may include statements that constitute "forward-looking statements" within the meaning of federal securities regulations. These forward-looking statements may include statements related to future sales and operating results, company and industry growth and trends, growth of the markets in which the company participates, international events, product performance, new product introductions, development of new products, technologies and markets, the acquisition of or investment in other entities, and the construction of new facilities by Cabot Microelectronics. These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements. In particular, see "Risks Relating to Our Business" in Management's Discussion and Analysis in our quarterly report on Form 10-Q for the quarter ended June 30, 2005, and our Annual Report on Form 10-K for the fiscal year ended September 30, 2004, both filed with the SEC. Cabot Microelectronics Corporation assumes no obligation to update this forward-looking information.

Contact: William S. Johnson, Vice President and Chief Financial Officer - (630) 375-6631